Exhibit 99.1

Ophthotech Reports Third Quarter 2013 Financial Results and Provides Business and Product Development Update

- Conference Call and Webcast Today, November 13, at 8:30 a.m. ET -

New York, NY, November 13, 2013 — Ophthotech Corporation (Nasdaq: OPHT) today announced financial results for the third quarter and nine months ended September 30, 2013 and provided an update on the Company’s business, and product development programs.

Recent Corporate Highlights

•                  Ophthotech closed its $192 million initial public offering (IPO) on September 30, 2013 and began trading on the NASDAQ Global Select Market under the symbol OPHT on September 25, 2013.

•                  As of September 30, 2013, the Company had $236.1 million in cash and cash equivalents. This reflects the proceeds from the Company’s IPO completed in the third quarter. In addition, the Company had an additional $83.3 million of potential funding available under the company’s royalty purchase and sale agreement with Novo A/S, providing a total of $319.4 million of potential available funds.

•                  Ophthotech expanded its management team to advance the global Phase 3 clinical program for its lead compound FovistaTM. Richard L. Beckman, M.D. has joined Ophthotech as Chief Medical Officer; Douglas G. Brooks, Ph.D. as Vice President, Manufacturing Development; Kathy Galante as Vice President, Investor Relations; Douglas K. Kollmorgen as Senior Vice President, Quality Assurance; Jeffrey Nau as Vice President, Clinical and Medical Affairs and Barbara Wood as Senior Vice President and General Counsel.

Financial Results

Operating expenses for the quarter ended September 30, 2013 were $15.3 million, with $11.1 million attributable to research and development. This compares to operating expenses of $3.9 million and research and development expenses of $1.6 million for the same period last year. The Company reported a net loss for the quarter ended September 30, 2013 of $18.4 million, or $10.26 per share, compared to a net loss of $5.9 million, or $4.07 per share, for the same period last year.

Operating expenses for the nine month period ended September 30, 2013 were $27.0 million, with $17.8 million attributable to research and development. This compares to operating expenses of $10.1 million and research and development expenses of $4.8 million for the same period last year. The Company reported a net loss for the nine month period ended September

30, 2013 of $36.6 million, or $23.21 per share compared to a net loss of $16.0 million, or $11.07 per share for the same period last year.

Product Development Update

FovistaTM

The FovistaTM Phase 3 program consists of three clinical trials to evaluate the safety and efficacy of Fovista™ (anti-PDGF) therapy, which Ophthotech is developing for use in combination with anti-VEGF drugs for the treatment of wet age-related macular degeneration. Two of the trials will evaluate FovistaTM in combination with Lucentis® and the other will evaluate FovistaTM in combination with each of  Eylea® or Avastin®.  The three trials are planned to enroll a total of approximately 1,866 patients in approximately 225 centers worldwide.

In July 2013, protocols for the three clinical trials were submitted to the Food and Drug Administration (FDA).  In August 2013, enrollment in the United States was initiated in the two Lucentis® combination trials. The third trial is targeted for initiation in the United States in the first quarter of 2014.

Ex-U.S., the Company has made regulatory submissions in selected countries to initiate the planned Phase 3 clinical trials of Fovista™ in combination with Lucentis® and has begun to receive approvals to initiate the trials.  In the European Union, in addition to filing in selected individual countries with regulatory agencies (National Competent Authorities), which are responsible for approving clinical trial applications (CTA), the Company is also continuing its interactions with the European Medicine Agency’s Committee for Medicinal Products for Human Use (CHMP) following recent advice CHMP provided to the Company on the proposed Fovista™ Phase 3 clinical program and related regulatory submission plans.

The Company expects to have initial, topline data from the Fovista™ Phase 3 clinical program available in 2016, as previously stated.  The Company will provide additional information during the conference call described below regarding the Fovista™ Phase 3 program, including regulatory status.

ARC1905

The Company has initiated the process to manufacture clinical supplies and is developing protocols for the use of this complement inhibitor in AMD.

“It has been a productive and exciting time for Ophthotech as we expanded our management team and completed our IPO, which was one of the largest for the sector this year,” said David Guyer, M.D., Chief Executive Officer of Ophthotech.  “We have made meaningful progress in our clinical programs including advancing FovistaTM into Phase 3 pivotal trials and greatly expanded our financial resources to allow us to continue our development efforts.”

Conference Call/Web Cast Information

Ophthotech will host a conference call/audio web cast to discuss the Company’s financial and operating results, its product development programs and provide a general business update. The call is scheduled for November 13, at 8:30 a.m., Eastern Time. To participate in this conference call, dial 888-211-0353 (USA) or 913-312-6664 (International), passcode 2669908 shortly before 8:30 a.m. Eastern Time. A replay of the call will be available from 11:30 a.m. ET through Thursday, November 21, 2013 at 11:30 a.m. ET. The replay number is 888-203-1112 (USA) or 719-457-0820 (International), passcode 2669908. The audio web cast can be accessed at: www.ophthotech.com.

About Ophthotech Corporation

Ophthotech is a biopharmaceutical company specializing in the development of novel therapeutics to treat diseases of the eye. The company has initiated a pivotal Phase 3 clinical program for its most advanced product candidate, Fovista™ anti-PDGF therapy, which it is developing for use in combination with anti-VEGF drugs that represent the standard of care for the treatment of wet age-related macular degeneration.

Forward-looking statements

Any statements in this press release about Ophthotech’s future expectations, plans and prospects constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statements about Ophthotech’s strategy, future operations, future financial position and future expectations and plans and prospects for Ophthotech, and any other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions. In this press release, Ophthotech’s forward-looking statements include statements about the conduct of the FovistaTM Phase 3 program, the anticipated initiation of the third trial in the FovistaTM Phase 3 program, obtaining top-line data from the FovistaTM Phase 3 program and seeking marketing approval for FovistaTM, the potential of FovistaTM to provide meaningful added benefit to patients and the sufficiency of Ophthotech’s financial resources. Such forward-looking statements involve substantial risks and uncertainties that could cause Ophthotech’s clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, those related to the initiation and conduct of clinical trials, availability of data from clinical trials, expectations for regulatory approvals or other actions, the availability or commercial potential of product candidates and other factors discussed in the “Risk Factors” section contained in Ophthotech’s final prospectus from its initial public offering which is on file with the Securities and Exchange Commission (SEC), and in the quarterly and annual reports that the company files with the SEC.  Any forward-looking statements represent Ophthotech’s views only as of the date of this press release. Ophthotech anticipates that subsequent events and developments will cause its views to change. While Ophthotech may elect to update these forward-looking statements at some point in the future, Ophthotech specifically disclaims any obligation to do so.

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Contacts:

SmithSolve Communications

Jennifer Devine, 973-442-1555 ext. 102

Investors:
Rx Communications
Rhonda Chiger, 917-322-2569

Ophthotech Corporation

(A Development Stage Entity)

Unaudited Balance Sheets

(in thousands, except share and per share data)

	September 30, 2013	December 31, 2012
Assets
Current assets
Cash and cash equivalents	$236,079	$4,304
Prepaid expenses and other current assets	2,096	44
Other Assets	—	331
Security deposits	158	158
Total current assets	238,333	4,837
Property, plant and equipment, net	32	42
Other long term assets	11	—
Total assets	$238,376	$4,879

Liabilities, Convertible Redeemable Series A, Series A-1, Series B, Series B-1 Preferred Stock and stockholders’ equity (deficit)
Current liabilities
Accrued clinical drug supplies and trial costs	$3,477	1,013
Accounts payable and accrued expenses	4,431	1,391
Notes payable	—	11,040
Warrant liability	—	966
Total current liabilities	7,908	14,410
Royalty purchase liability	41,667	—
Total liabilities	49,575	14,410

Preferred Stock, Convertible and Redeemable:
Series A - $0.001 par value, 73,094,000 shares authorized, 51,790,000 shares issued and outstanding at December 31, 2012	—	69,471
Series A-1 - $0.001 par value, 18,480,000 shares authorized, 6,000,000 shares issued and outstanding at December 31, 2012	—	8,460
Series B - $0.001 par value, 42,320,200 shares authorized, 30,000,000 shares issued and outstanding at December 31, 2012	—	35,456
Series B-1 - $0.001 par value, 700,000 shares authorized, 500,000 shares issued and outstanding at December 31, 2012	—	552
Total Preferred Stock, Convertible and Redeemable	—	113,939
Stockholders’ equity (deficit)
Junior Series A Convertible Preferred Stock - $0.001 par value, 3,000,000 shares authorized, issued and outstanding at December 31, 2012	—	3,000
Preferred stock - $0.001 par value, 5,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock - $0.001 par value, 200,000,000 shares authorized, 31,250,817 shares issued and outstanding at September 30, 2013; 155,864,851 shares authorized, 1,469,798 shares issued and outstanding at December 31, 2012	31	1
Additional paid-in capital	351,431	—
Deficit accumulated during development stage	(162,661)	(126,471)
Total stockholders’ equity (deficit)	188,801	(123,470)
Total liabilites and stockholders’ equity (deficit)	$238,376	$4,879

Ophthotech Corporation

(A Development Stage Entity)

Unaudited Statement of Operations

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,		Period from January 5, 2007 (Inception) to September 30,
	2013	2012	2013	2012	2013
Costs and expenses:
Research and development	$11,101	$1,595	$17,836	$4,794	$92,727
General and administrative	4,166	2,259	9,145	5,341	36,494
Total costs and expenses	15,267	3,854	26,981	10,135	129,221
Loss from operations	(15,267)	(3,854)	(26,981)	(10,135)	(129,221)
Interest expense	—	(230)	(1,454)	(256)	(1,964)
Interest and other income	—	—	—	—	481
Gain (loss) on extinguishment of debt	105	—	(1,091)	—	(1,091)
Other loss	(970)	(69)	(1,231)	(340)	(1,602)
Change in fair value related to investor rights liability	—	—	—	—	683
Net loss before income tax benefit	(16,132)	(4,153)	(30,757)	(10,731)	(132,714)
Income tax benefit	—	—	—	—	1,327
Net loss	(16,132)	(4,153)	(30,757)	(10,731)	(131,387)
Add: accretion of preferred stock dividends	(2,292)	(1,775)	(5,891)	(5,288)	(33,046)
Net loss attributable to common stockholders	$(18,424)	$(5,928)	$(36,648)	$(16,019)	$(164,433)
Net loss attributable to common stockholders per share - basic and diluted	$(10.26)	$(4.07)	$(23.21)	$(11.07)
Weighted average common shares outstanding:
Basic and diluted	1,795	1,455	1,579	1,447